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                                                                    EXHIBIT 16.2


ELLIOTT TULK PRYCE ANDERSON
CHARTERED ACCOUNTANTS                                        E / T / P / A

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November 30, 1999


Securities Exchange Commission
450 Fifth Street
Washington, DC
USA 20549

Gentlemen:

We have read the statements made by AcuBid.Com, Inc. in their Form 10-SB,
Part II, Item 3, paragraphs 3 and 4, which we understand will be filed with the Commission pursuant to Regulation SB. We agree with the statements in these paragraphs concerning our firm.

Yours truly,

ELLIOTT, TULK, PRYCE, ANDERSON


/s/ DON M. PREST, C.A.
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    Don M. Prest, C.A.
    Partner